UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 14, 2008
Date of Report (Date of earliest event reported)

Sovereign Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 557-4630
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On January 14, 2008 Sovereign Bancorp, Inc. ("Sovereign") issued a press release announcing that it anticipates that its results for the fourth quarter of 2007 will be adversely impacted by the following charges expected to be recorded in the fourth quarter of 2007: (i) a pre-tax, non-recurring, non-cash charge of approximately $1.4 billion related to goodwill impairment; (ii) a pre-tax, non cash charge of $180 million related to impairment of certain Fannie Mae and Freddie Mac preferred stock securities; (iii) a provision for credit losses of approximately $140 million; and (iv) pre-tax charges of approximately $27 million related to financings provided to two mortgage companies that have defaulted on certain agreements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 14, 2008, of Sovereign Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: January 14, 2008	By:
Name: Stacey V. Weikel
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 14, 2008, of Sovereign Bancorp, Inc.